UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2024

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

360 Kingsley Park Drive, Suite 250 Fort Mill, South Carolina	29715
(Address of registrant’s principal executive office)	(Zip code)

(800) 581-1531

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2024 (the “Effective Date”), Alternus Clean Energy, Inc., a Delaware corporation (the “Company”) entered into that certain Settlement Agreement (the “Agreement”) by and among the Company, Alternus Energy Group plc (OSE: ALT), a company formed under the laws of Ireland and majority stockholder of the Company (“AEG”), Nordic ESG and Impact Fund SCSp, a special limited partnership formed under the laws of Luxembourg (“AVG”), and AVG Group S.a.r.l., a private limited liability company formed under the laws of Luxembourg and the general partner of AVG (“GP,” and together with the Company, AEG and AVG, the “Parties”). Reference is made to that certain convertible note (the “Note”) dated March 22, 2021, previously issued by AEG to GP, in its capacity as general partner and nominee of AVG, in the original principal amount of €8 million (approximately $8.7 million). The Note carried a fixed interest rate of 10%, had a maturity date of March 9, 2024, and was payable in cash pursuant to the terms and conditions of the Note. As of the Effective Date, the full original principal amount remained outstanding, plus interest and expenses, totalling approximately $10 million.

Pursuant to the Agreement, among other things and subject to certain limitations set forth in the Agreement, the Company issued to AVG, and AVG accepted from the Company as full and final settlement of the Note, including accrued interest and settlement costs, and any disputes between the Parties, 7,765,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). Further, as consideration for and upon the delivery of the Shares, the Parties agreed (i) that the Note shall be deemed, and AVG and AEG shall take all further action necessary to cause the Note to be, cancelled and extinguished, and all outstanding indebtedness and other obligations of AEG thereunder shall be deemed satisfied, released and discharged in full, (ii) to certain mutual releases from, among other things, debts, liabilities, causes of action and all obligations whatsoever between AVG and AEG in connection with the Note.

The Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. The foregoing description of the Settlement Agreement is qualified in its entirety by the full text of the Settlement Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety.

Item 7.01. Regulation FD Disclosure.

On January 16, 2024, the Company published a press release relating to the Settlement Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Also on January 12, 2024, AEG published details relating to the Settlement Agreement in a notice filed on the Euronext Growth Oslo stock exchange. A copy of the notice is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement, dated January 11, 2024
99.1	Press release, dated January 16, 2024
99.2	Euronext notice, dated January 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2024	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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